UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2017

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2017, the Board of Directors (the “Board”) of China Recycling Energy Corporation, a Nevada corporation (the “Company”) received the resignation of Mr. Cangsang Huang, a director of the Company, Chairman of the Audit Committee, and a member of the Corporate Governance and Nominating Committee and the Compensation Committee of the Board, effective on May 31, 2017. Mr. Huang indicated that his resignation is due to personal considerations.

On April 26, 2017, the Board received the resignation of Mr. Yulong Ding, a director of the Company, Chairman of the Compensation Committee, and a member of the Corporate Governance and Nominating Committee and the Audit Committee of the Board, effective on May 31, 2017. Mr. Ding indicated that his resignation is due to personal considerations.

(d) On April 27, 2017, the Board appointed Mr. Xiaogang Zhu and Mr. Xiaoping Guo as new members of the Board to fill the pending vacancies on the Board, effective on June 1, 2017 and until their successors have been duly elected and qualified. On April 27, 2017, Mr. Zhu was appointed as Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the Compensation Committee of the Board, effective on June 1, 2017 and Mr. Guo was appointed as Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee and the Audit Committee of the Board, effective on June 1, 2017.

Mr. Xiaogang Zhu has served as a financial consultant to Shaanxi Coal Chemical Engineering New Energy Co., Ltd., since May 2014. From December 2007 until May 10, 2014, Mr. Zhu served as the Company’s accounting manager and vice president of accounting. Prior to that, Mr. Zhu was the Chief Financial Officer of China Natural Gas, Inc., from 2005 to 2007, and as the vice president of Xi’an Dapeng Biological Technology Co., Ltd. from 2000 to 2005. Mr. Zhu received his bachelor degree in accounting from Shaanxi University of Finance and Economics in 1992.

Mr. Xiaoping Guo has served as the assistant to president of Datang New Energy Co., Ltd., since 2010. Mr. Guo received his bachelor degree from the Xi’an Jiaotong University in 1977, and his master’s degree in systems engineering from the same school in 2000. Mr. Guo is a professor level senior engineer in China.

Based on its investigation, the Board determined that Mr. Zhu will be “independent” under the independence requirements of The NASDAQ Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934 on and after June 1, 2017, and that he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board also determined that Mr. Guo is “independent” under the independence requirements of The NASDAQ Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934, and that he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director

Based on its review, the Board also determined that each of Mr. Zhu and Mr. Guo qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

The Board further determined that Mr. Zhu is an “audit committee financial expert,” as defined by NASDAQ Rule 5605(a)(2) and Item 401(h) of Regulation S-K.

There are no arrangements or understandings between Mr. Zhu or Mr. Guo and any other person pursuant to which Mr. Zhu and Mr. Guo are appointed as directors of the Company.  In addition, there is no family relationship between Mr. Zhu or Mr. Guo and any director or executive officer of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 28, 2017	/s/ Adeline Gu
Adeline Gu, Chief Financial Officer

3